Exhibit No. 99.1

FOR FURTHER INFORMATION:
Karen Struck, Investor Relations
(602) 286-5250
kstruck@olgc.com

ORTHOLOGIC ANNOUNCES YEAR END 2006 FINANCIAL RESULTS

TEMPE, AZ - March 14, 2007 - OrthoLogic Corp. (NASDAQ: OLGC) today announced financial results for the year ending December 31, 2006. Net loss was $31.9 million, or $0.78 per share versus a net loss of $27.2 million or $0.72 per share for the year ended December 31, 2005. The $4.7 million increase in net loss for 2006 compared to the same period in 2005 results primarily from $2.8 million of stock compensation expense, recognition of a $2.1 million Chrysalin product platform patent impairment loss, $8.4 million of in-process research and development costs related to the acquisition of the AZX100 technology platform and recognition of income tax expense related to the recording of a valuation allowance of $1.1 million for a deferred tax asset related to an Alternative Minimum Tax credit carryover. These items were partially offset by the decrease in fracture repair clinical trial activity compared to the same period in 2005 and a general reduction of expenses due to cost containment efforts. Cash used in operations in 2006 was $18.9 million. Our cash position was favorably impacted by the receipt of $3.0 million from the exercise of stock options and the NovaQuest transactions, whereby we sold a total of 1,262,531 shares of our common stock for gross proceeds of $3.5 million.

OrthoLogic began 2006 with $83.6 million in cash and investments and ended the fourth quarter of 2006 with $70.2 million in cash and investments, a net change of $13.4 million versus original guidance of $35 million. For 2007, the Company forecasts a cash burn of $18.0 million - $19.0 million.

The Company will be investing approximately $4.0 million - $4.5 million in connection with the pending purchase of a new 34,440 square foot single-story office and laboratory facility in Phoenix, AZ. This estimate is not included in the forecasted cash burn. Management believes the facility purchase is a sound financial decision. Owning affords OrthoLogic strategic flexibility that entering a five-to-seven-year lease does not, and it will be substantially more cost-effective. The decision was necessitated by the expiration at the end of 2007 of the lease on OrthoLogic’s 100,000 square foot facility in Tempe, AZ.

Management will host a conference call and webcast today at 4:30 PM EDT (1:30 PM MT/PDT). The call may be accessed at 866-761-0749 (domestic) or 617-614-2707 (international), with access code 11208335, or by logging onto the Investors section of the Company’s website, www.orthologic.com.

A replay will be available beginning today at 6:30 PM EDT until April 13, 2007, and may be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), with access code 68668590.

OrthoLogic Announces Year-End 2006 Financial Results

About OrthoLogic

OrthoLogic is a biotechnology company committed to developing a pipeline of novel peptides and other molecules aimed at helping patients with under-served conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin® (TP508) and AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, is being studied in two lead indications, both of which represent areas of significant unmet medical need -- fracture repair and diabetic foot ulcer healing. Based on the Company's pioneering scientific research of the natural healing cascade, OrthoLogic has become a leading company in bone and tissue repair. The Company owns exclusive worldwide rights to Chrysalin.

AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation called Intracellular Actin Relaxing Molecules, or ICARMsTM. AZX100 is currently being evaluated for medically and commercially significant applications, such as prevention of keloid scarring, treatment of vasospasm associated with subarachnoid hemorrhage, and treatment of asthma. OrthoLogic has an exclusive worldwide license to AZX100.

OrthoLogic's corporate office is in Tempe, Arizona. For more information, please visit the Company's website: www.orthologic.com.

Forward-Looking Statements

Statements in this document or otherwise attributable to OrthoLogic regarding its business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of preclinical or clinical testing; unfavorable outcomes in preclinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of the Company’s products; the Company’s inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products it is able to bring to market; changes in FDA or other regulations that affect its ability to obtain regulatory approval of its products, increase its manufacturing costs or limit its ability to market its products; the possible need for additional capital in the future to fund the continued development of its product candidates; and other factors discussed in the Company’s Form 10-K for the fiscal year ended December 31, 2006, and other documents on file with the Securities and Exchange Commission.

OrthoLogic Announces Year-End 2006 Financial Results

ORTHOLOGIC CORP.

(A Development Stage Company)
BALANCE SHEET

	December 31,
	2006	2005
	(in thousands)
Current assets
Cash and cash equivalents	$18,047	$35,111
Short-term investments	35,977	46,437
Prepaids and other current assets	1,950	857

Total current assets	55,974	82,405

Furniture and equipment, net	409	525
Long-term investments	16,206	2,084
Deferred income taxes	-	1,106
Patents, net	-	2,223

Total assets	$72,589	$88,343

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,621	$1,036
Accrued compensation	584	711
Accrued clinical	133	544
Accrued severance and other restructuring costs	366	602
Other accrued liabilities	737	1,089

Total current liabilities	3,441	3,982

Deferred rent and other non-current liabilities	-	183

Total liabilities	3,441	4,165

Stockholders' Equity

Common Stock $.0005 par value; 100,000,000 shares authorized; 41,564,291 and 38,124,742 shares issued and outstanding in 2006 and 2005, respectively	21	19
Additional paid-in capital	188,236	171,355
Accumulated deficit	(119,109)	(87,196)

Total stockholders' equity	69,148	84,178

Total liabilities and stockholders' equity	$72,589	$88,343

OrthoLogic Announces Year-End 2006 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

				As a
				Development
				Stage Company
	Years Ended December 31,			August 5, 2004 -
	2006	2005	2004	December 31, 2006
OPERATING EXPENSES	(in thousands, except per share data)
General and administrative	$6,558	$4,910	$3,306	$13,346
Research and development	19,661	25,444	17,116	53,185
Other divestiture and related gains	-	(250)	(347)	(375)
Purchased in-process research and development	8,471	-	25,840	34,311
Total operating expenses	34,690	30,104	45,915	100,467
Interest and other income, net	(3,883)	(2,640)	(1,464)	(7,274)
Loss from continuing operations before taxes	30,807	27,464	44,451	93,193
Income tax expense (benefit)	1,106	(108)	(642)	356
Loss from continuing operations	31,913	27,356	43,809	93,549
Discontinued operations - net gain on the sale of the bone device business, net of taxes of $0, $96, ($363), ($267), respectively	-	(154)	(2,048)	(2,202)

NET LOSS	$31,913	$27,202	$41,761	$91,347

Net loss per share of continuing operations, basic and diluted	$0.78	$0.72	$1.22
Net gain per share of discontinued operations, basic and diluted	$-	$-	$(0.06)
Net loss per share, basic and diluted	$0.78	$0.72	$1.16
Basic and diluted shares outstanding	40,764	38,032	35,899

OrthoLogic Announces Year-End 2006 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOW

				As a
				Development
				Stage Company
	Years Ended December 31,			August 5th 2004 -
	2006	2005	2004	December 31, 2006
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(31,913)	$(27,202)	$(41,761)	$(91,347)
Non-cash items:
Deferred taxes	1,106	-	(336)	770
Depreciation and amortization	2,833	392	187	3,265
Non-cash stock compensation	2,781	162	6	2,943
Gain on sale of bone stimulator business	-	(250)	(2,048)	(2,298)
Purchased in-process research and development	8,471	-	25,840	34,311

Change in other operating items:
Prepaids and other current assets	(1,094)	424	827	(241)
Accounts payable	334	203	632	650
Accrued liabilities	(1,422)	(294)	(2,284)	(933)
Cash flows used in operating activities	(18,904)	(26,565)	(18,937)	(52,880)
INVESTING ACTIVITIES
Expenditures for furniture and equipment, net	(196)	(268)	(86)	(515)
Proceeds from sale of assets	-	7,000	-	7,000
Cash paid for assets of AzERx/CBI	(390)	-	(3,668)	(4,058)
Cash paid for patent assignment rights	(250)	(400)	-	(650)
Purchases of investments	(56,509)	(48,823)	(91,092)	(145,894)
Maturities of investments	52,847	65,502	62,547	151,649
Cash flows provided by (used in) investing activities	(4,498)	23,011	(32,299)	7,532
FINANCING ACTIVITIES
Net proceeds from stock option exercises	2,962	288	5,256	4,612
Net proceeds from sale of stock	3,376	-	-	3,376
Cash flows provided by financing activities	6,338	288	5,256	7,988

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,064)	(3,266)	(45,980)	(37,360)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	35,111	38,377	84,357	55,407
CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,047	$35,111	$38,377	$18,047

Supplemental Disclosure of Non-Cash Investing Activities
Cash paid during the year for interest	$-	$-	$4
Cash paid during the year for income taxes	$-	$-	$2,679

AzERx and CBI Acquisition:
Current assets acquired	$-	$-	$29	$29
Patents acquired	-	-	2,142	2,142
Liabilities acquired and accrued acquisition costs	(317)	-	(140)	(457)
Original investment reversal	-	-	(750)	(750)
In-process research and development acquired	8,471	-	25,840	34,311
Common stock issued for acquisition	(7,764)	-	(23,453)	(31,217)
Cash paid for acquisition	$390	$-	$3,668	$4,058